UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 4, 2012

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31383	61-1414604
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 4, 2012, Leon A. Zupan was elected to the board of directors of Enbridge Energy Management, L.L.C. (EEM), the management company of Enbridge Energy Partners, L.P. (EEP), and the board of directors of Enbridge Energy Company, Inc. (EECI), the general partner of EEP. Mr. Zupan has not been appointed to any committees of either board of directors. These elections increase the number of members of the board of directors of EEM to nine and the number of members of the board of directors of EECI to nine.

Al Monaco was recently appointed President of Enbridge Inc., and in connection with assuming these additional responsibilities, he resigned, effective as of April 4, 2012, as Executive Vice President, Gas Pipelines, Green Energy and International of EECI and EEM. In addition, effective as of April 4, 2012, Mr. Zupan was appointed as Executive Vice President – Gas Pipelines of EECI and EEM.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY MANAGEMENT, L.L.C. (Registrant)

Date: April 5, 2012	By:	/s/ STEPHEN J. NEYLAND
Stephen J. Neyland
Vice President, Finance (Principal Financial Officer)